UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2018

RESOURCE APARTMENT REIT III, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 000-55923

Maryland (State or other jurisdiction of incorporation or organization)	47-4608249 (I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA, 19103 (Address of principal executive offices) (Zip code)

(215) 231-7050 (Registrant's telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On December 11, 2018, Resource Apartment REIT III, Inc. (the “Company”), through its operating partnership, entered into an agreement to purchase an apartment community located in Arlington, Texas (the “Texas Property”) from an unaffiliated seller, DFW 5 - Wimbledon Oaks, LLC. The Texas Property is an apartment community with 248 units and amenities, including a swimming pool, clubhouse, and a fitness center. The contract purchase price for the Texas Property is $25.85 million, excluding closing costs.

Pursuant to the agreement, the Company is obligated to make an earnest money deposit of $700,000. The Company will be obligated to purchase the Texas Property only after satisfaction of agreed upon closing conditions. The Company intends to fund the purchase of the Texas Property with proceeds from its ongoing initial public offering and debt proceeds. There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, the Company may forfeit up to $700,000 of earnest money.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE APARTMENT REIT III, INC.

Dated: December 13, 2018	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer